2Q20 Financial Results July 17, 2020 Exhibit 99.2

Forward-looking statements and use of non-GAAP financial measures Forward-Looking Statements. This document contains forward-looking statements within the meaning of Private Securities Litigation Reform Act of 1995. Statements regarding potential future share repurchases and future dividends, as well as the potential effects of the COVID-19 pandemic on our business, operations, financial performance and prospects, are forward-looking statements. Also, any statement that does not describe historical or current facts is a forward-looking statement. These statements often include the words “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “goals,” “targets,” “initiatives,” “potentially,” “probably,” “projects,” “outlook” or similar expressions or future conditional verbs such as “may,” “will,” “should,” “would,” and “could.” Forward-looking statements are based upon the current beliefs and expectations of management, and on information currently available to management. Our statements speak as of the date hereof, and we do not assume any obligation to update these statements or to update the reasons why actual results could differ from those contained in such statements in light of new information or future events. We caution you, therefore, against relying on any of these forward-looking statements. They are neither statements of historical fact nor guarantees or assurances of future performance. While there is no assurance that any list of risks and uncertainties or risk factors is complete, important factors that could cause actual results to differ materially from those in the forward-looking statements include the following, without limitation: Negative economic and political conditions that adversely affect the general economy, housing prices, the job market, consumer confidence and spending habits which may affect, among other things, the level of nonperforming assets, charge-offs and provision expense; The rate of growth in the economy and employment levels, as well as general business and economic conditions, and changes in the competitive environment; Our ability to implement our business strategy, including the cost savings and efficiency components, and achieve our financial performance goals; The COVID-19 pandemic and its effects on the economic and business environments in which we operate; Our ability to meet heightened supervisory requirements and expectations; Liabilities and business restrictions resulting from litigation and regulatory investigations; Our capital and liquidity requirements (including under regulatory capital standards, such as the U.S. Basel III capital rules) and our ability to generate capital internally or raise capital on favorable terms; The effect of changes in interest rates on our net interest income, net interest margin and our mortgage originations, mortgage servicing rights and mortgages held for sale; Changes in interest rates and market liquidity, as well as the magnitude of such changes, which may reduce interest margins, impact funding sources and affect the ability to originate and distribute financial products in the primary and secondary markets; The effect of changes in the level of checking or savings account deposits on our funding costs and net interest margin; Financial services reform and other current, pending or future legislation or regulation that could have a negative effect on our revenue and businesses; A failure in or breach of our operational or security systems or infrastructure, or those of our third party vendors or other service providers, including as a result of cyber-attacks; and Management’s ability to identify and manage these and other risks. In addition to the above factors, we also caution that the actual amounts and timing of any future common stock dividends or share repurchases will be subject to various factors, including our capital position, financial performance, capital impacts of strategic initiatives, market conditions, and regulatory and accounting considerations, as well as any other factors that our Board of Directors deems relevant in making such a determination. Therefore, there can be no assurance that we will repurchase shares or pay any dividends to holders of our common stock, or as to the amount of any such repurchases or dividends. Further, statements about the effects of the COVID-19 pandemic on our business, operations, financial performance and prospects may constitute forward-looking statements and are subject to the risk that the actual impacts may differ, possibly materially, from what is reflected in those forward-looking statements due to factors and future developments that are uncertain, unpredictable and in many cases beyond our control, including the scope and duration of the pandemic, actions taken by governmental authorities in response to the pandemic, and the direct and indirect impact of the pandemic on our customers, third parties and us. Further, statements about the estimated impact of CECL are forward-looking statements and are subject to the risk that the actual impact of CECL may differ, possibly materially, from what is reflected in those statements due to, among other things, changes in macroeconomic conditions and any of the other variables discussed, as well as changes based on continuing review of models and assumptions. More information about factors that could cause actual results to differ materially from those described in the forward-looking statements can be found under “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2019 and our Quarterly Report on Form 10-Q for the period ending March 31, 2020. Non-GAAP Financial Measures: This document contains non-GAAP financial measures denoted as Underlying results and Underlying excluding the impact of COVID-19 on the provision for credit losses. In historical periods, these results may have been referred to as Adjusted or Adjusted/Underlying results. Underlying results for any given reporting period exclude certain items that may occur in that period which Management does not consider indicative of the Company’s on-going financial performance. We believe these non-GAAP financial measures provide useful information to investors because they are used by our Management to evaluate our operating performance and make day-to-day operating decisions. In addition, we believe our Underlying results in any given reporting period reflect our on-going financial performance in that period and, accordingly, are useful to consider in addition to our GAAP financial results. We further believe the presentation of Underlying results increases comparability of period-to-period results. The Appendix presents reconciliations of our non-GAAP measures to the most directly comparable GAAP financial measures. Underlying excluding the impact of COVID-19 on the provision for credit losses reflects information valuable to investors given the outsized impact of the COVID-19 pandemic which is not expected to have a similar ongoing impact to our results given the timing of the impact of adoption of CECL and the unprecedented nature of the COVID-19 pandemic. Other companies may use similarly titled non-GAAP financial measures that are calculated differently from the way we calculate such measures. Accordingly, our non-GAAP financial measures may not be comparable to similar measures used by such companies. We caution investors not to place undue reliance on such non-GAAP financial measures, but to consider them with the most directly comparable GAAP measures. Non-GAAP financial measures have limitations as analytical tools and should not be considered in isolation or as a substitute for our results reported under GAAP.

2Q20 GAAP financial summary See pages 38-39 for notes and important information on Non-GAAP Financial Measures, including “Underlying” results. “Underlying” results exclude the impact of notable items described on page 28.

Prudently managing credit Allowance to loans of 2.01%, or 2.09% excluding PPP loans(1), reflects CECL day-1 implementation and provision impact from COVID-19 disruptions; compares with 1.73% in 1Q20 and 1.13% in 2Q19 Nonaccrual loans of 0.79% of loans compares with 0.61% in 1Q20 and 0.62% in 2Q19 Nonaccrual loan coverage ratio of 255% reflects CECL day-1 impact and compares with 283% in 1Q20 and 182% in 2Q19 Continued progress on strategic growth and efficiency initiatives Average loan growth of 9% YoY and 6% QoQ, including PPP loans of $4.7 billion at quarter-end and impact of commercial line draws Average deposits up 15% YoY and 12% QoQ; Period-end deposits up 16% YoY and 8% QoQ, outpacing loan growth Deposit cost discipline continues, down 65 bps YoY and down 37 bps QoQ Consumer Banking – 7% loan growth(2) YoY, up 10% before planned loan sale. Funding kept pace, with 7% deposit growth YoY, including DDA up 30%; record fee income in mortgage banking Commercial Banking – Loan growth(2) of 13% YoY driven by geographic, product and client-focused expansion strategies and line of credit utilization tied to COVID-19 disruption; deposits up 38% YoY; continue to build out industry verticals and corporate finance capabilities TOP 6 program progressing well with target of ~$300-$325 million pre-tax run-rate benefit by YE 2021. Planning underway to add significant new efficiency initiatives Continuing to fund major strategic initiatives; looking for new opportunities arising from the current environment Executive summary Strong capital, liquidity and funding Strong capital levels with a CET1 ratio of 9.6%(3) Period-end LDR ratio of 87.5%, or 84.3% excluding PPP loans(1), vs. 94.2% a year ago Total available liquidity of ~$68 billion at June 30, 2020 Solid performance notwith-standing COVID-19 disruption Underlying net income available to common of $235 million, with EPS of $0.55(1) compares with $0.96 in second quarter 2019 and $0.09 in first quarter 2020 Results include COVID-19-driven provision expense impact of $0.59 per share; Underlying EPS of $1.14 before COVID-19-driven reserve build compares with $0.94 for first quarter 2020 on same basis(1) Record revenue of $1.7 billion up 7% YoY and up 6% QoQ demonstrates benefit of our diversification in a challenging environment NII stable YoY with interest-earning asset growth of 11% NIM of 2.88% down 33 bps YoY; down 22 bps QoQ, with interest-bearing deposit costs down 46 bps Record noninterest income up 28% YoY; up 19% QoQ Record mortgage banking fees; Solid underlying performance in capital markets and FX & IRP despite COVID-19 disruptions Underlying efficiency ratio of 54.9%(1) compares with 58.0% in 2Q19 and 59.1% in 1Q20; 5.9%(1) Underlying positive operating leverage YoY Provision expense of $464 million reflects $317 million net CECL reserve build tied to COVID-19 impacts; in addition, ~$100 million of reserves associated with planned loan sale were reallocated to the remaining loan portfolio Underlying ROTCE of 6.9%(1) compares with 12.9% in 2Q19 and 1.1% in 1Q20; TBV/share of $32 up 4% YoY and 1% QoQ See pages 38-39 for notes and important information on Non-GAAP Financial Measures, including “Underlying” results. “Underlying” results exclude the impact of notable items described on page 28.

Highlights 2Q20 Underlying financial summary(1) Linked quarter: Underlying net income available to common of $235 million, with EPS of $0.55; TBV/share of $32.13 up 1% Provision for credit losses of $464 million includes $317 million reserve build ($0.59 EPS) tied to the impact of COVID-19 NII stable, as the benefit of interest-earning asset growth and improved funding mix was partially offset by the impact of lower interest rates Record noninterest income of $590 million increased 19% reflecting record mortgage banking fees and higher capital markets and FX & IRP. Service charges and fees, card fees and trust and investment services fees were lower reflecting COVID-19 impacts Underlying noninterest expense decreased $19 million, or 2%, largely reflecting seasonally lower salaries and employee benefits expense, partially offset by higher equipment and software expense Underlying effective tax rate of 19.4% Prior-year quarter: Underlying net income available to common of $235 million, with EPS of $0.55; TBV/share up 4% NII relatively stable, reflecting lower funding costs and 11% growth in interest-earning assets, offset by the impact of the lower rate and challenging yield-curve environment on asset yields Record noninterest income up $128 million, or 28%, driven by record mortgage banking fees and strength in capital markets fees. FX & IRP reflects good underlying business performance despite difficult market conditions. Service charges and fees, card fees and trust and investment services fees were lower reflecting COVID-19 impacts Underlying noninterest expense up $16 million, or 2%, reflecting higher equipment and software expense given continued investments in growth initiatives, as well as continued strong expense discipline See pages 38-39 for notes and important information on Non-GAAP Financial Measures, including “Underlying” results. “Underlying” results exclude the impact of notable items described on page 28. See page 3 for reported results. $s in millions

Highlights Net interest income Linked quarter: NII was stable Positively impacted by interest-earning asset growth and improved funding mix, offset by the impact of lower interest rates NIM of 2.88% decreased 22 bps, reflecting: ~21 basis point negative impact of lower rates ~8 basis point negative impact of asset mix, including higher cash balances given strong deposit flows and PPP loan yields ~7 basis point improvement given disciplined deposit pricing and improved deposit mix Interest bearing deposit costs down 46 bps Prior-year quarter: NII was broadly stable Lower funding costs and 11% growth in interest-earning assets was offset by the impact of the lower rate and challenging yield curve environment on asset yields NIM of 2.88% decreased 33 bps Reflects impact of lower interest rates and higher cash balances given strong deposit flows in 2Q20 Partially offset by lower funding costs and improved mix as well as continued mix shift towards better-returning loans Net interest income $s in millions, except earning assets Average interest-earning assets Net interest income Net interest margin, FTE

Noninterest income

$s in millions

Underlying, as applicable	2Q20	1Q20	2Q19	2Q20 change from 1Q20 $	1Q20 %	2Q20 change from 2Q19 $	2Q19 %
Service charges and fees	$ 84	$ 118	$ 126	$ (34)	(29) %	$ (42)	(33) %
Mortgage banking fees	276	159	62	117	74	214	NM
Card fees	48	56	64	(8)	(14)	(16)	(25)
Capital markets fees	61	43	57	18	42	4	7
Trust and investment services fees	45	53	53	(8)	(15)	(8)	(15)
FX and interest rate products	34	24	35	10	42	(1)	(3)
Letter of credit and loan fees	31	34	33	(3)	(9)	(2)	(6)
Securities gains, net	3	—	4	3	100	(1)	(25)
Other income	8	10	28	(2)	(20)	(20)	(71)
Noninterest income	$ 590	$ 497	$ 462	$ 93	19 %	$ 128	28 %

Noninterest income



$462
$493
$494
$497
$590
2Q19
3Q19
4Q19
1Q20
2Q20

Mortgage banking fees



$62
$117
$80
$159
$276
2Q19
3Q19
4Q19
1Q20
2Q20
Servicing revenue net of MSR impact
Production revenue

Highlights

Linked quarter:

- Record noninterest income, up 19%, reflecting record results in mortgage banking, as well as higher capital markets and FX & IRP fees
  - Record mortgage banking fees of $276 million up $117 million, reflecting strong origination volumes and improved gain on sale margins
  - Capital markets fees increased $18 million reflecting a $14 million mark-to-market recovery on loan/bond trading assets and higher debt and equity underwriting activity, partially offset by lower syndication fees
  - FX & IRP fees of $34 million, increased $10 million reflecting an $8 million improvement in credit valuation adjustment; also reflects higher IRP sales given increased client activity
  - Trust and investment services fees of $45 million lower by $8 million given COVID-19 impacts on sales
  - Services charges and fees and card fees were materially lower given impacts from COVID-19 disruption

Prior-year quarter:

- Record noninterest income, up 28%, driven by record results in mortgage banking and higher capital markets fees
  - Record mortgage banking fees up $214 million, reflecting increased origination volumes and improved gain on sale margins
  - Capital market fees increased $4 million, reflecting higher debt and equity underwriting activity and a $14 million mark-to-market gain on loan/bond trading assets, partially offset by lower loan syndication fees
  - Trust and investment services fees decreased $8 million reflecting COVID-19 impacts on sales
  - Services charges and fees and card fees were materially lower given impacts from COVID-19 disruption
  - Other income declined from second quarter 2019 levels that included gains related to asset dispositions and efficiency initiatives

Citizens Financial Group, Inc.

7

Noninterest expense

$s in millions

Underlying, as applicable	2Q20	1Q20	2Q19	2Q20 change from 1Q20 $	2Q20 change from 1Q20 %	2Q20 change from 2Q19 $	2Q20 change from 2Q19 %
Salaries & employee benefits	$ 509	$ 539	$ 505	$ (30)	(6)%	$ 4	1 %
Equipment & software expense	142	132	126	10	8	16	13
Outside services	119	117	113	2	2	6	5
Occupancy	79	80	82	(1)	(1)	(3)	(4)
Other operating expense	111	111	118	—	—	(7)	(6)
Underlying noninterest expense[(1)]	$ 960	$ 979	$ 944	$ (19)	(2)%	$ 16	2 %
Full-time equivalents (FTEs)	18,312	17,863	18,207	449	3 %	105	1 %



Underlying efficiency ratio(1)
58.0%
58.2%
58.0%
59.1%
54.9%
2Q19
3Q19
4Q19
1Q20
2Q20

Highlights

Linked quarter:

- Underlying noninterest expense decreased $19 million, or 2%, reflecting seasonally lower salaries & benefits
  - Underlying salaries and employee benefits decreased $30 million, or 6%, largely reflecting seasonal reductions in payroll taxes, 401(k) matching and stock-based compensation costs
    - FTEs increased 3% to ~18,300 driven by Mortgage volumes
  - Underlying equipment and software expense up $10 million, or 8%, reflecting increased technology spend
  - Underlying outside services increased $2 million, or 2%, tied to growth initiatives

Prior-year quarter:

- Underlying noninterest expense up $16 million, or 2%, reflecting the impact of ongoing investments in growth initiatives as well as the benefit of continued expense discipline
  - Underlying salaries and employee benefits relatively stable
  - Underlying equipment and software expense up $16 million, or 13%, driven by increased technology spend
  - Underlying outside services expense up $6 million, or 5%, reflecting investments in growth initiatives
  - Underlying occupancy decreased $3 million, or 4%, reflecting expense discipline and the benefit of TOP efficiency initiatives
  - Underlying other expense decreased $7 million, largely driven by lower travel-related expense due to the pandemic

See pages 38-39 for notes and important information on Non-GAAP Financial Measures, including "Underlying" results. "Underlying" results exclude the impact of notable items described on page 28.
See page 29 for noninterest expense reported results detail and page 3 for efficiency ratio reported results.

Citizens Financial Group, Inc.

8

Average loans and leases

$s in billions



Average core loans and leases(1)
YoY loan growth
Total core ↑ 10%
Total core commercial ↑ 17%
Total core retail ↑ 3%
Total core commercial loans and leases
Total core retail loans
$116.3
$116.0
$117.7
$120.0
$127.7
$57.2
$56.4
$57.1
$59.1
$67.0
$59.1
$59.5
$60.6
$60.9
$60.8
2Q19
3Q19
4Q19
1Q20
2Q20

	2Q19		3Q19		4Q19		1Q20		2Q20		YOY bal. △
$s in billions; yield %[1]	$	%	$	%	$	%	$	%	$	%	%
Core commercial loans	$57.2	4.51%	$56.4	4.25%	$57.1	3.99%	$59.1	3.83%	$67.0	3.14%	17%
Core retail loans	59.1	4.90%	59.5	4.85%	60.6	4.69%	60.9	4.72%	60.8	4.28%	3%
Total core loans	116.3	4.70%	116.0	4.56%	117.7	4.35%	120.0	4.28%	127.7	3.68%	10%
Loans held for sale	1.7	4.09%	2.1	3.88%	2.7	3.49%	2.7	3.57%	3.2	3.28%	91%
Total core loans and LHFS	$118.0	4.70%	$118.1	4.55%	$120.4	4.33%	$122.7	4.27%	$130.9	3.67%	11%
Total non-core loans [2]	1.5	4.99%	1.3	5.20%	1.2	5.09%	1.1	5.37%	1.0	4.82%	(29)%
Total average loans and LHFS	$119.5	4.70%	$119.4	4.55%	$121.6	4.34%	$123.7	4.28%	$132.0	3.68%	10%

Highlights

Linked quarter:

- Core loans and leases up $7.7 billion, or 6%, largely reflecting higher commercial line of credit utilization tied to COVID-19 disruptions and PPP loans
  - Core commercial loans increased $7.9 billion, or 13%, reflecting COVID-19-related line of credit utilization impact of $3.9 billion and PPP loan impact of $3.4 billion
  - Commercial line utilization of ~40% at quarter end compared to ~50% at 1Q20 given repayments
  - Core retail loans relatively stable reflecting growth in education offset by decreases in home equity, auto and unsecured
- Period-end loans decreased $1.8 billion, or 1%; $0.9 billion decrease before the impact of $936 million transfer of education loans to held for sale
- Total core loan yields decreased 60 bps due to the impact of lower rates

Prior-year quarter:

- Core loans and leases up $11.4 billion, or 10% largely reflecting higher commercial line of credit utilization tied to COVID-19 disruptions and PPP loans
  - Core commercial up $9.8 billion, or 17%, reflecting COVID-19-related line of credit utilization impact of $4.9 billion, the $3.4 billion PPP loan impact and growth in commercial real estate
  - Core retail loans up $1.6 billion, or 3%, reflecting growth in education and other retail, partially offset by lower home equity and the impact of mortgage loan sales
- Period-end loan growth of $8.9 billion, or 8%, reflects 14% growth in commercial, including impact of higher line of credit utilization and PPP loans, and 2% growth in retail
- Total core loan yields decreased 102 bps given the impact of lower rates

See pages 38-39 for notes and important information on Non-GAAP Financial Measures, including "Underlying" results. "Underlying" results exclude the impact of notable items described on page 28.

Citizens Financial Group, Inc.

9

Linked quarter: Total deposits up $15.0 billion, or 12% Growth in demand deposits, money market accounts, checking with interest and savings, partially offset by a decrease in term deposits Citizens Access® deposits of $6.5 billion at quarter end Period-end deposit growth of $10.1 billion, or 8%, reflects the impact of government stimulus as well as corporate clients building liquidity Total deposit costs decreased 37 bps, reflecting proactive pricing discipline; interest-bearing deposits down 46 bps Total cost of funds decreased 40 bps, reflecting a shift in funding mix towards deposits from borrowings, proactive pricing discipline and the benefit of lower rates Prior-year quarter: Total deposits up $18.4 billion, or 15% Growth in money market accounts, demand deposits, savings and checking with interest, partially offset by a decrease in term deposits Total deposit costs decreased 65 bps, reflecting the impact of lower rates and favorable shift in deposit mix Period-end deposit growth of $19.6 billion, or 16%, reflects the impact of government stimulus as well as corporate clients building liquidity Total cost of funds decreased 72 bps, given improved funding mix from deposit growth and lower rates Average funding and cost of funds Highlights $s in billions Average interest-bearing liabilities and DDA(1) Long-term borrowed funds ST borrowed funds Term deposits Checking with interest DDA Money market & savings See pages 38-39 for notes and important information on Non-GAAP Financial Measures, including “Underlying” results. “Underlying” results exclude the impact of notable items described on page 28.

Credit quality[1]

$s in millions


Nonaccrual loans
$727
$737
$703
$780
$990
0.62%
0.63%
0.59%
0.61%
0.79%
2Q19
3Q19
4Q19
1Q20
2Q20
Nonaccrual loans
Nonaccrual loans to total loans


Provision for credit losses, net charge-offs
$600
$464
0.36%
0.38%
0.41%
0.46%
0.46%
$97 $106
$101 $113
$110 $122
$137
$147
2Q19
3Q19
4Q19
1Q20
2Q20
Provision for credit losses
Total net c/os
Net c/o ratio

Highlights

- Nonaccrual loans to total loans ratio of 0.79% compares with 0.61% in 1Q20 and 0.62% in 2Q19
  - Nonaccrual loans of $990 million increased $210 million, or 27%, QoQ, reflecting a $192 million increase in commercial and an $18 million increase in retail; Nonaccrual loans increased $263 million, or 36% YoY
- Net charge-offs increased $10 million QoQ, given a $27 million increase in commercial, partially offset by a $17 million decrease in retail given the impact of forbearance. Net charge-off ratio stable QoQ at 0.46%
- Allowance for credit losses of $2.5 billion includes a $451 million increase recorded upon the January 1, 2020 adoption of CECL, a $317 million reserve build in 2Q20 and a $463 million reserve build in 1Q20 associated with COVID-19 impacts. Compares with $2.2 billion in 1Q20 and $1.3 billion in 2Q19
  - Allowance for credit losses to total loans of 2.01%, or 2.09% excluding PPP loans[3], compares with 1.73% in 1Q20 and 1.13% in 2Q19
  - Allowance for credit losses to nonaccrual loans coverage ratio of 255% compares with 283% in 1Q20 and 182% in 2Q19
- Provision for credit losses of $464 million reflects $317 million net reserve build primarily associated with COVID-19 impacts; in addition, ~$100 million of reserves associated with planned loan sale were reallocated to the remaining loan portfolio; compares with $463 million reserve build in 1Q20


Allowance for credit losses
$2,527
$2,210
283%
255%
$1,320
182%
$1,308
177%
$1,296
184%
2.09%
1.13%
1.11%
1.09%
1.73%
2.01%
2Q19
3Q19
4Q19
1Q20
2Q20
Allowance for credit losses
Nonaccrual coverage ratio (2)
Allowance to loan coverage ratio
Allowance to loan coverage ratio ex. PPP(3)

See pages 38-39 for notes and important information on Non-GAAP Financial Measures, including "Underlying" results. "Underlying" results exclude the impact of notable items described on page 28.

11

Supporting customers and clients in need while prudently managing risk

$s in billions

Forbearance summary

- Pace of new forbearance requests has slowed dramatically across all consumer loan categories and early trends are encouraging:
  - Broadly stable early-stage delinquency trends for loans not in forbearance
  - Meaningful percentage of customers in forbearance continue to pay
  - Proactive customer outreach to evaluate readiness to return to payment or need for further assistance
  - ~93% current at time of initial forbearance request
- Working proactively with Commercial Bank customers seeking flexibility on loan terms and conditions

PPP lending

- $4.7 billion PPP loan balance at June 30, 2020
- Customer profile skews to small businesses
  - ~$98,000 average loan size
  - ~84% of loans under $100,000
  - ~93% of loans for companies with under 25 employees
- Over 540,000 jobs supported
- Expect high percentage to be forgiven over third and fourth quarter

	Retail Loan Portfolio			In forbearance at June 30, 2020 (2)		
$ billions	2Q20	% total CFG	Weighted Avg FICO	$	%	Weighted Avg FICO
Residential mortgages	$19.2	15 %	~785	$1.1	5.6 %	~745
Home equity	12.5	10	~765	0.4	3.3	~710
Automobile	12.0	10	~730	1.0	8.1	~685
Education	10.6	8	~780	0.9	8.7	~760
Credit card	1.9	2	~735	0.0	2.3	~670
Other retail	4.5	4	~750	0.2	4.0	~730
Total retail	$60.8	48 %	~765	$3.5	6.0 %	~725

See pages 38-39 for notes and important information on Non-GAAP Financial Measures, including "Underlying" results. "Underlying" results exclude the impact of notable items described on page 28.

Citizens Financial Group, Inc.

12

CECL provision reflects impact from COVID-19 disruption

CECL methodology and key variables

Macroeconomic Forecast[1]	■ Utilized May 13 Moody's Baseline scenario, which reflects 2Q20 GDP down ~33%, with peak unemployment of ~15%, followed by a gradual recovery in 2H20 ■ This scenario is more severe than 1Q20 which had 2Q GDP down ~18% and peak unemployment of ~9% ■ The macro scenario was adjusted for the estimated benefits of fiscal stimulus, Fed programs and forbearance ■ While depth of recession and recovery path are clearer than at Q1 close, significant future uncertainty still exists
Key Variables	■ Real GDP ■ Unemployment Rate ■ Case-Shiller Home Price Index ■ Total of 9 major variables utilized, with hundreds of individual inputs

Allowance for credit losses

	1Q20	2Q20
Beginning CECL ACL	$1,747	$2,210
- Net Charge-offs	(137)	(147)
+ Net provision	600	464
Ending ACL	$2,210	$2,527

Highlights

- 2Q20 provision expense of $464 million
  - Includes CECL-related reserve build primarily tied to COVID-19 impacts of $317 million, or $0.59 per share
  - ACL/loan ratio improved 28 bps to 2.01%; ACL/loan ratio excluding PPP loans improved 36 bps to 2.09%[2]
- Reserves relatively evenly distributed across Retail and Commercial portfolios

$s millions	ACL	Loans	ACL/Loans	ACL/Loans ex-PPP
Retail	1,223	60,783	2.01%	2.01%
Commercial	1,304	64,930	2.01%	2.16%
Total	2,527	125,713	2.01%	2.09%

- Notwithstanding sizable reserve build, CET1 ratio improved 20 bps to 9.6% given robust PPNR growth and no share repurchases
- Strong capital position permits meaningful capacity if further reserve build necessary
  - For illustrative purposes, a reduction in the CET1 ratio to 9.50% for an incremental reserve build would deliver a 2.33% ACL/loan ratio ex-PPP; i.e., each 10 bps decrease in CET1 for reserve build translates to a ~24 bps increase in ACL/loan ratio

See pages 38-39 for notes and important information on Non-GAAP Financial Measures, including "Underlying" results. "Underlying" results exclude the impact of notable items described on page 28.

Citizens Financial Group, Inc.™

13

2Q20 CET1 ratio of 9.6%(3) increased 20 bps from 1Q20 while incorporating CECL reserve build of $317 million Net income: 17 bp increase RWA decline: 11 bp increase Dividends and other: 8 bp decrease LDR of 87.5%, or 84.3% excluding PPP loans, compares with 95.5% in 1Q20(1)(2) Issued $400 million of preferred stock in 2Q20 that qualifies as additional tier 1 capital Previously announced suspension of stock repurchase program through December 31, 2020 Capital and liquidity remain strong Highlights Capital Ratio trend Loan-to-deposit ratio(2) See pages 38-39 for notes and important information on Non-GAAP Financial Measures, including “Underlying” results. “Underlying” results exclude the impact of notable items described on page 28.

Strong reserve, capital & PPNR relative to stress losses

$s in billions

Strong capital and allowance level plus PPNR generation provides substantial coverage of severe loss scenarios

2020 Severely adverse loss coverage capacity before PPNR



$4.9
$6.7
~$5.9
~$3.4
$2.5
~$2.8
Estimated excess CET1 capital above preliminary SCB (pre-tax)(1)
Allowance for credit losses
Company-run stress losses
Fed-run stress losses
Loss coverage capacity before PPNR
Trailing 12 month PPNR

Company-run severely adverse stress loss rates 2014-2020[2]



4.5%
4.1%
4.1%
3.9%
4.6%
4.4%
4.4%
3.8%
3.4%
3.9%
3.9%
4.6%
4.1%
4.2%
2014
2015
2016
2017
2018
2019
2020
CFG
Peer average

Observations

- Maintaining strong capital and credit reserve levels
  - $2.5B allowance for credit losses
  - ~$2.5B excess CET1 capital based on preliminary stress capital buffer ("SCB"); ~$3.4B pre-tax equivalent
- ACL provides significant coverage of potential credit losses across a range of stressful scenarios

	Company run	Fed run
ACL coverage of 2020 Severely Adverse Stress Scenario credit losses	52%	38%

- Current allowance for credit losses plus excess CET1 capital (pre-tax basis) exceeds Company-run 2020 severely adversely losses by ~$1 billion before PPNR generation
  - Resilient PPNR sufficient to cover difference between $6.7 billion Fed-run 2020 severely adverse losses and ~$5.9 billion loss coverage capacity before PPNR
- Bank Holding Company-run 2020 DFAST severely adverse loss rate of 4.2%; historically in-line or better than peer average
- Fed-run 2020 DFAST severely adverse credit loss rate of 5.6% in-line with peer average

Citizens Financial Group, Inc.™

See pages 38-39 for notes and important information on Non-GAAP Financial Measures, including "Underlying" results. "Underlying" results exclude the impact of notable items described on page 28.

15

Commentary: Fed severely adverse stress test results



2020 DFAST severely adverse PPNR as % of average assets
Peer Average Fed-run
CFG Fed-run
CFG Company-run
CFG 1H20 (1)
3.3%
2.3%
2.9%
3.7%



2020 DFAST severely adverse credit loss rate
Peer Average Fed-run
CFG Fed-run
CFG Company-run
5.6%
5.6%
4.2%

Observations

- Fed CCAR/DFAST results illustrate strong capital position and further improvements to balance sheet and business model
- Preliminary SCB of 3.4% indicated by Fed for CFG is above peer average of 2.6%; company views elevated SCB level as not representative of CFG's improved business model
- We are following the SCB reconsideration process to address Fed methodology issues:
  - PPNR model reflects data from earlier periods when Citizens was owned by a foreign bank, ineligible for TARP and forced to reduce balance sheet which lowered profitability. Does not appropriately weight improvements over time, including recent acquisitions
    - Fed models 2.3% PPNR % of average assets for CFG, well below peer average of 3.3% and first half 2020 actual of 3.7%[1]
  - Credit loss methodology overstates potential losses by not considering certain counterparty loss-sharing obligations and favorable loan characteristics

Citizens continues to demonstrate resiliency through current real-life stress

See pages 38-39 for notes and important information on Non-GAAP Financial Measures, including "Underlying" results. "Underlying" results exclude the impact of notable items described on page 28.

Citizens Financial Group, Inc.

16

2Q20 YoY Strategic initiatives update

		Initiative	Update
Fee growth	Consumer	Enhance mortgage platform	Record mortgage banking fees; originations up 87% and gain on sale margins improved 196 bps to 3.09%
		Expand wealth	Resilient trust and investment services fees; Managed money revenue up 10%; Households up 4%
	Commercial	Expand Capital & Global Markets capabilities	Record bond & equity underwriting fees, up 112% Interest rate products ex-CVA up 27%
		Build out Treasury Solutions	Continued investment in digital and payments offerings and infrastructure
Foundational initiatives TOP 6 and BSO		Transformational TOP 6 program on track - targeting ~$300-$325 million in pre-tax run-rate benefit by year-end 2021; adding significant new efficiency initiatives - digitization of customer interactions/ops, other initiatives for post-COVID-19 environment	
		Improve portfolio mix and reposition certain portfolios	Core education, personal unsecured and merchant financing up 25% Developing originate-to-distribute model; planned $936 million education loan sale Continue to recycle capital toward better-return commercial relationships
		Optimize deposit mix	Proactive IBD pricing, down 46 bps QoQ; Strong DDA growth, with Consumer DDA balances up 30% YoY
Strategic revenue initiatives		Expand CitizensAccess®	Recalibrating to current rate environment and continuing to develop an integrated national value proposition
		Reinvent the payment experience at point of sale	Continued momentum with merchant partners, focusing on new, strategic verticals Initiating live pilot on customer-led POS value proposition
		Integrate digital offerings for small business customers	Committed to initiative; temporarily paused to focus on serving small business customers through the COVID-19 crisis, including the SBA PPP

Strategic & business highlights

Group

- Announced $10 million investment to promote social equity and advance economic opportunity in underserved communities
- Funded $4.7 billion of SBA-PPP loans supporting over 540,000 jobs
- Achieved 'Outstanding' Community Reinvestment Act Rating

Consumer

- Accelerating transformation of branch capabilities to improve customer and colleague engagement
- New Citizens Bank mobile app rollout beginning July
- Launched SpeciFi Save & Grow™ and won Digital Initiative of the Year

Commercial

- Continued top-10 overall middle market lead/joint lead bookrunner by number of transactions
- Continuing to build out high yield fixed income business launched in 2019
- Celent Model Bank Award for Commercial Bank Transformation

Citizens Financial Group, Inc.™
17

FY2020 outlook vs. FY2019 Net interest income Broadly stable vs. FY19 including the benefit of PPP program Expect strong loan growth to offset meaningful decrease in NIM due to rates Noninterest income Up meaningfully vs. FY19, as strength in mortgage is expected to more than offset COVID-19 weakness in other categories Noninterest expense Up modestly vs. FY19 Provision expense Greatest potential for variability; will depend on pace of recovery Loans/Deposits Expect strong loan growth vs. FY19 given commercial line draws, government programs like PPP and increased demand in education and merchant financing Strong increase in commercial and retail deposits; in general, heightened liquidity given zero interest rate policy and Fed initiatives Capital Capital ratios projected to strengthen from 2Q20 levels as net income and the suspension of buybacks in 2020 more than offset the increase in RWAs Expect capital ratios to remain strong and above required minimums even in more severe scenarios Liquidity & Funding Projected to remain strong and stable We offer commentary on factors influencing FY2020 outlook for key categories

3Q20 outlook vs. 2Q20 See pages 38-39 for notes and important information on Non-GAAP Financial Measures, including “Underlying” results. “Underlying” results exclude the impact of notable items described on page 28. We offer commentary on factors influencing key categories

Key messages Citizens 2Q20 results demonstrate strength and resiliency of franchise, along with continued strong execution Underlying results reflect the benefit of Citizens diversified business model Record fee income driven by record results in mortgage banking Continuing excellent performance across loans, deposits, liquidity and capital Positive operating leverage year over year of 5.9%; 54.9% efficiency ratio(1) Excluding reserve build, EPS of $1.14 and ROTCE of 14.4%(1) Citizens remains well capitalized and maintains ample liquidity Robust capital levels with CET1 ratio of 9.6%(2), up 20 bps QoQ ACL/loans of 2.01%, 2.09% excluding PPP loans(1) Deposit growth of $15.0 billion linked quarter, with spot LDR of 84.3% excluding PPP loans(1) TBV/share of $32.13 up 4% YoY and 1% QoQ Committed to serving our customers and communities Originated $4.7 billion of PPP loans, helping support over 540,000 jobs Committed $10 million to promote social equity and drive economic advancement in underserved communities Continue to make progress on our strategic initiatives, while incorporating changes from the environment Adding significant new efficiency initiatives, including acceleration of digitization of customer interactions/operations Seeking to come out of crisis with positive momentum See pages 38-39 for notes and important information on Non-GAAP Financial Measures, including “Underlying” results. “Underlying” results exclude the impact of notable items described on page 28.

Appendix

Underlying results pre and post CECL reserve build(1) See pages 38-39 for notes and important information on Non-GAAP Financial Measures, including “Underlying” results. “Underlying” results exclude the impact of notable items described on page 28. See page 3 for reported results. $s in millions 2Q20 Income Statement and EPS

Allocation of allowance by product type See pages 38-39 for notes and important information on Non-GAAP Financial Measures, including “Underlying” results. “Underlying” results exclude the impact of notable items described on page 28. See page 3 for reported results. $s in millions Allowance for credit losses coverage ratio ex PPP increased 36 bps in 2Q20 and 26 bps in 1Q20 after CECL adoption

Commercial credit - diversified portfolio with prudent credit discipline

$s in billions

Industry sectors	1Q20 Balance	1Q20 % of Total CFG	2Q20 Balance	2Q20 % of Total CFG
Real Estate and Rental and Leasing	$13.8	11 %	$13.8	11 %
Retail and hospitality	2.5	2	2.5	2
Finance and Insurance	6.9	5	5.9	5
Accommodation and Food Services	4.5	4	4.2	3
Accommodation	*1.6*	*1*	*1.4*	*1*
Food Services and Drinking Places	2.9	2	2.8	2
Health, Pharma, Social Assistance	3.9	3	3.8	3
Professional, Scientific, and Technical Services	3.6	3	3.2	3
Information	3.1	2	2.8	2
Retail Trade	3.1	2	2.8	2
Other Manufacturing	3.0	2	2.8	2
Wholesale Trade	3.0	2	2.4	2
Energy & Related	3.0	2	2.7	2
Metals & Mining	2.5	2	2.2	2
Other Services	2.0	2	1.8	1
Admin and Waste Mgmt	1.8	1	1.6	1
Arts, Entertainment, and Recreation	1.7	1	1.6	1
Transportation and Warehousing	1.7	1	1.6	1
Automotive	1.6	1	1.5	1
Computer, Electrical Equipment, Appliance, and Component Manufacturing	1.5	1	1.3	1
Consumer Products Manufacturing	1.4	1	1.3	1
Chemicals	1.3	1	1.1	1
All others[1]	2.6	2	1.9	2
Total commercial excluding PPP loans[2]	$66.0	52 %	$60.2	48 %
SBA PPP loans	-	-	$ 4.7	4
Total commercial	$66.0	52 %	$64.9	52 %

Highlights

Overall

- Highly granular and diversified portfolio in terms of geography, industry and asset class
  - Experienced leadership team focused on portfolios most heavily impacted by COVID-19 and low energy prices
  - Robust client-level cash flow analysis performed on each segment to inform underlying strategies

Industries of Market Concern (Boxed) ~10% of Total CFG (down ~$1 billion)

Potential risk mitigants include:

- CRE Retail and Hospitality is well diversified geographically, with some markets expected to perform better than others over time
- ~74% of Food Services in fast/fast casual concepts - likely better positioned to manage social distancing via take out and drive-through
- ~63% of Retail Trade is lower-risk gas stations, convenience stores and other essential services expected to recover more quickly
- ~62% of Energy & Related in less-price sensitive sectors
  - Significant client hedges in place for more price sensitive areas, ~76% of price risk is hedged through YE20, with ~51% through YE21
- ~49% of Arts, Entertainment & Recreation Sports to sports teams and stadiums
  - Low historic loss rates given contractual revenues from cable broadcasters

See pages 38-39 for notes and important information on Non-GAAP Financial Measures, including "Underlying" results. "Underlying" results exclude the impact of notable items described on page 28.

24

Commercial credit – update on industries of market concern

$s in billions

Working proactively with clients and remain ready to support our clients' needs

Industry sectors	Balance ex-PPP (2Q20)	% of total CFG (2Q20)	Non-accrual $ (2Q20)	Non-accrual % (2Q20)	Commentary
CRE - Retail and hospitality	$ 2.5	2 %	$ 0.05	2.15 %	■ Focused on larger, well-capitalized institutional and upper middle market clients; diversified geographically ■ Project-specific monitoring as well as delinquency, vacancy and absorption rates
Accommodation and Food Services	4.2	3	0.04	1.07	■ ~74% Food Services is fast food and fast casual; better positioned given takeout and drive-through capabilities ■ Franchisees benefit from franchisor support with rent deferrals and other concessions ■ Accommodation clients will experience most significant disruption, though majority entered shutdown with significant liquidity
Accommodation	*1.4*	*1*	-	-	
Food Services and Drinking Places	*2.8*	*2*	*0.04*	*1.59*	
Retail Trade	2.8	2	< 0.01	0.06	■ ~63% tied to lower-risk essential retail services not materially impacted such as gas stations, convenience and grocery stores ■ Closely monitoring impacts of resurgence and "hot spots" across geographies
Energy & Related	2.7	2	0.06	2.12	■ Well diversified portfolio with ~145 clients; ~38% more price-sensitive ■ Monitoring midstream volume and counterparty exposure
Arts, Entertainment, and Recreation	1.6	1	< 0.01	0.27	■ ~49% to sports teams and stadiums; low historic loss rates given contractual network and broadcast revenue ■ Majority of Amusement, Gambling and Recreation clients have significant liquidity
Total industries of market concern[1]	$ 13.8	10 %	$ 0.16	1.18 %	
Total commercial	$ 64.9	52 %	$ 0.51	0.78 %	

See pages 38-39 for notes and important information on Non-GAAP Financial Measures, including "Underlying" results. "Underlying" results exclude the impact of notable items described on page 28.

Citizens Financial Group, Inc.™

25

Retail credit - diversified portfolio with prudent credit discipline

$s in billions

	1Q20		2Q20		
Retail portfolio	Balance	% of total CFG	Balance	% of total CFG	WA FICO
Residential mortgage	$18.7	15 %	$19.2	15 %	~785
Home equity	13.0	10	12.5	10	~765
Auto	12.2	10	12.0	10	~730
Education	10.9	9	10.6	8	~780
Credit card	2.1	2	1.9	2	~735
Other retail	4.6	4	4.5	4	~750
Total retail	$61.5	48 %	$60.8	48 %	~765

Highlights

- ~70% of the retail portfolio is secured
- Mortgage weighted-average LTV of 62% with ~3% of the portfolio with refreshed FICO scores <650
- ~50% of the HELOC portfolio is secured by 1st lien
  - ~72% of HELOC has CLTV <70; ~93% CLTV < 80
- Took proactive action in 2017 to limit national auto footprint to larger multi-dealers by reducing states and eliminating small dealerships
  - Limited exposure to higher-risk, longer- duration loans
- Education refinance portfolio borrowers at origination have been employed ~6 years on average with:
  - ~30% co-sign
  - ~60% have advanced degrees
- Education InSchool ~90% co-sign
- Vast majority of merchant partnership subject to loss sharing arrangements

Citizens Financial Group, Inc.
26

Retail credit – portfolio and forbearance detail Retail performance reflects Citizens strong underlying credit quality and prudent underwriting discipline and we remain ready to assist our customers through navigating these challenges 2Q20 % of total Nonaccrual In forbearance Portfolios Balance CFG   $s %   $s %   Commentary   Residential mortgage $ 19.2 15% $ 0.11  0.58% $ 1.1 5.6 % Weighted-average refreshed FICO of ~785; LTV of ~62% Home equity 12.5 10 0.25 2.02 0.4 3.3 ~50% secured by 1st lien; weighted-average FICO of ~765; ~93% with CLTV < 80% Monitoring utilization and will continue to monitor as unemployment rates remain elevated Auto 12.0 10   0.07  0.56   1.0  8.1 Purchase only, no leasing; weighted average FICO ~730 Tightened origination credit box Education 10.6 8 0.02 0.17 0.9  8.7 Weighted-average FICO of ~780 and co-sign rate of ~50% InSchool portfolio FICO of ~775; ~90% co-sign rate Refinance portfolio FICO of ~780; ~30% co-sign rate Credit card 1.9 2 0.02 1.11 0.0 2.3 Weighted average of FICO of ~735 Other Retail 4.5 4   0.01 0.26   0.2  4.0 Performance remains steady, reflecting the relatively low payment amounts and automated payment Loss-share arrangements offer strong protection Total Retail $ 60.8 48% $ 0.48  0.80% $ 3.5  6.0% $s in billions

Notable Items(1) First and second quarter 2020 results reflect notable items primarily related to TOP 6 transformational and revenue and efficiency initiatives. First and second quarter 2020 and second quarter 2019 results also reflect notable items related to integration costs primarily tied to the August 1, 2018 Franklin American Mortgage Company ("FAMC") acquisition. These notable items have been excluded from reported results to better reflect Underlying operating results. Cumulative after-tax integration costs related to the FAMC acquisition totaled $32 million through the end of second quarter 2020. See pages 38-39 for notes and important information on Non-GAAP Financial Measures, including “Underlying” results. “Underlying” results exclude the impact of notable items described above.

GAAP noninterest income and noninterest expense summary $s in millions GAAP 2Q20 change from Noninterest expense 2Q20 1Q20 2Q19 1Q20 2Q19 $ % $ % Service charges and fees 84 $ 118 $ 126 $ (34) $ (29) % (42) $ (33) % Mortgage banking fees 276 159 62 117 74 214 NM Card fees 48 56 64 (8) (14) (16) (25) Capital markets fees 61 43 57 18 42 4 7 Trust and investment services fees 45 53 53 (8) (15) (8) (15) FX and interest rate products 34 24 35 10 42 (1) (3) Letter of credit and loan fees 31 34 33 (3) (9) (2) (6) Securities gains, net 3 — 4 3 100 (1) (25) Other income 8 10 28 (2) (20) (20) (71) Noninterest income 590 $ 497 $ 462 $ 93 $ 19% 128 $ 28%

Non-GAAP financial measures and reconciliations $s in millions, except share, per share and ratio data

Non-GAAP financial measures and reconciliations $s in millions, except share, per share and ratio data

Non-GAAP financial measures and reconciliations $s in millions, except share, per share and ratio data

Non-GAAP financial measures and reconciliations $s in millions, except share, per share and ratio data

$s in millions, except share, per share and ratio data Non-GAAP financial measures and reconciliations

Non-GAAP financial measures and reconciliations – Underlying excluding the reserve build $s in millions, except share, per share and ratio data

Non-GAAP financial measures and reconciliations – Underlying excluding the reserve build $s in millions, except share, per share and ratio data

Non-GAAP financial measures and reconciliations – Underlying excluding the impact of PPP Loans $s in millions, except share, per share and ratio data

Notes

Notes on Non-GAAP Financial Measures

See important information on Non-GAAP Financial Measures at the beginning and end of this presentation for an explanation of our use of these non-GAAP financial measures and their reconciliations to GAAP financial measures. "Underlying" or "Adjusted" results exclude the impact of notable items. Where there is a reference to Underlying results in a paragraph or table, all measures that follow these references are on the same basis, when applicable. References to "Underlying results before the impact of Acquisitions" exclude the impact acquisitions that occurred after second quarter 2018 and notable items.

General Notes

a) References to net interest margin are on a fully taxable equivalent ("FTE") basis. In 1Q19, Citizens changed its quarterly presentation of net interest income and net interest margin (NIM). Consistent with our understanding of general peer practice, the Company simplified the calculation of its reported NIM to equal net interest income, annualized based on the actual number of days in the period, divided by average total interest earning assets for the period. Under the Company's prior methodology, NIM was calculated using the difference between the annualized yield on average total interest-earning assets and total interest-bearing liabilities for the period. The Company also began presenting both net interest income and NIM on an FTE basis. Prior periods have been revised consistent with the current presentation.
b) Beginning in the first quarter of 2019, borrowed funds balances and the associated interest expense are based on original maturity. Prior periods have been adjusted to conform with the current period presentation.
c) References to "Underlying results before the impact of Acquisitions" exclude the impact of acquisitions occurring after 2Q18 and notable items.
d) Throughout this presentation, references to consolidated and/or commercial loans and loan growth include leases. Loans held for sale are also referred to as LHFS.
e) Select totals may not sum due to rounding.
f) Current period regulatory capital ratios based on Basel III standardized approach are preliminary.
g) Any mention of EPS refers to diluted EPS.
h) Throughout this presentation, references to balance sheet items are on an average basis and loans exclude held for sale unless otherwise noted.

Notes on slide 3 - 2Q20 GAAP financial summary

1) See above general note a).
2) In 3Q18, we revised our method of calculating the loan-to-deposit ratio to exclude loans held for sale, consistent with general industry practice. Prior periods have been adjusted to conform with current period presentation.
3) Full-time equivalent employees.

Notes on slide 4 - Executive summary

1) See above note on non-GAAP financial measures.
2) See above general note h).
3) See above general note f).

Notes on slide 5 - 2Q20 Underlying financial summary

1) See above note on non-GAAP financial measures.

Notes on slide 8 - Noninterest expense

1) See above note on non-GAAP financial measures.

Notes on slide 9 - Average loans and leases

1) See above general note e).
2) Non-core loans are primarily liquidating loan and lease portfolios inconsistent with our strategic priorities, generally as a result of geographic location, industry, product type or risk level and are included in Other.

Notes on slide 10 - Average funding and cost of funds

1) See above note on non-GAAP financial measures.

Notes on slide 11 - Credit quality

1) Beginning in the fourth quarter of 2019, nonperforming balances exclude both fully and partially guaranteed residential mortgage loans sold to Ginnie Mae for which the Company has the right, but not the obligation, to repurchase. Prior periods have been adjusted to exclude partially guaranteed amounts to conform with the current period presentation.
2) Allowance for credit losses to nonperforming loans and leases.
3) See above note on non-GAAP financial measures.

Notes on slide 12 - Supporting customers and clients in need while prudently managing risk

1) Represents loans in which principal and/or interest was suspended for COVID-19 relief
2) Represents portion of the portfolio granted forbearance; percentage based on principal balances.

Notes on slide 13 - CECL provision reflects impact from COVID-19 disruption

1) Macroeconomic forecast over 2-year reasonable and supportable period. Total of 9 major variables utilized, with hundreds of individual inputs. Proprietary macroeconomic forecast is underpinned by Moody's COVID-19 consensus forecast supplemented with adjustments based on alternate economic scenarios.
2) See above note on non-GAAP financial measures.

Notes on slide 14 - Capital and liquidity remain strong

1) See above general note f).
2) Period-end loan-to-deposit ratio, excluding loans held for sale.

Notes on slide 15 - Strong reserve, capital & PPNR relative to stress losses

1) Pretax equivalent estimated based on 25% tax rate
2) Represents Bank Holding Company-run severely adverse scenario credit loss rates. 2014-2017 peer average includes BBT, CMA, FITB, KEY, MTB, PNC, RF, STI, and USB; 2018 peer average excludes CMA. 2019 peer average includes PNC and USB only. 2020 peer average includes PNC, TFC and USB.

Notes on slide 16 - Commentary: Fed severely adverse stress test results

1) Represents annualized pre-provision profit for first half 2020 as % of 9-quarter average assets used in 2020 DFAST

Citizens Financial Group, Inc.™

38

Notes on slide 19 – 3Q20 vs. 2Q20 outlook See above note on non-GAAP financial measures. Notes on slide 20 – Key messages See above note on non-GAAP financial measures. See above general note f). Notes on slide 22 – Underlying results per and post CECL reserve build See above note on non-GAAP financial measures. Notes on slide 23 – Allocation of allowance by product type Includes commercial leases. Notes on slide 24 – Commercial credit – diversified portfolio with prudent credit discipline All other includes sectors with a balance less than 1% of total CFG loans. See above general note e. Notes on slide 25 – Commercial Credit – update on industries of market concern See above general note e. Notes on slide 28 – Notable items See above note on non-GAAP financial measures. Notes continued